MOLSSF N-SAR Item 77C

Special Meeting of Members

A Special Meeting of Members was held on November
17, 2008 for the purpose of recommending a new slate of directors for election. On or about October 10, 2008, the Fund sent to all members of record as of September 1, 2008 a notice and proxy statement in connection with the Special Meeting which contained relevant information regarding the nominees and the current directors recommendation to Fund members that they vote for the election of these nominees to serve in their stead. At the meeting, 632,253,600.161 interests out of a total of 639,891,961.851 interests (98.806%) entitled to vote were present by proxy, and the following nominees were elected in place of the current directors:
Robert Bowen, Robert J. Dwyer, Carla Diane Hunter,
Arthur Williams III, Rodney S. Yanker, and Newton
P.S. Merrill. These individuals assumed their roles on December 1, 2008. The following is a summary of the voted interests:


Name
Total Votes
% of
Outstandi
ng
Interests
% of
Interest
s Voted
For:
Mr. Bowen:
589,905,502.04
1
92.188%
93.302%

Mr. Dwyer:
589,905,502.04
1
92.188%
93.302%

Ms. Hunter:
589,905,502.04
1
92.188%
93.302%

Mr. Williams
589,905,502.04
1
92.188%
93.302%

Mr. Yanker
589,905,502.04
1
92.188%
93.302%

Mr. Merrill
589,905,502.04
1
92.188%
93.302%
Withheld
:
Mr. Bowen:
42,348,098.12
6.618%
6.698%

Mr. Dwyer:
42,348,098.12
6.618%
6.698%

Ms. Hunter:
42,348,098.12
6.618%
6.698%

Mr. Williams
42,348,098.12
6.618%
6.698%

Mr. Yanker
42,348,098.12
6.618%
6.698%

Mr. Merrill
42,348,098.12
6.618%
6.698%